SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 17, 2005 (May 11, 2005)

I-Sector Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-31949 (Commission File Number)	76-0515249 (IRS Employer Identification No.)

6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      At the annual meeting of stockholders (the “Meeting”) of I-Sector Corporation (the “Company”) on May 11, 2005, the stockholders of the Company approved an amendment to the I-Sector Corporation Incentive Plan, as amended and restated (the “Plan”). This amendment to the Plan increases the number of shares reserved for issuance under the Plan from 2,023,103 shares of common stock to 2,273,103 shares of common stock. The amendment was previously approved by the board of directors of the Company (the “Board”) at a meeting on April 11, 2005. A copy of the amendment to the Plan is attached as Exhibit 10.1 to this report.

Item 8.01 Other Events

      At the Meeting, the stockholders of the Company also voted to re-elect James H. Long, Donald R. Chadwick, John B. Cartwright and Cary M. Grossman to the Board.

      Represented at the Meeting, either in person or by proxy, were 5,030,184 shares of the common stock of the Company, which constituted 92.22% of the 5,454,534 shares of common stock outstanding and eligible to vote on the record date for the Meeting, April 8, 2005.

      The tabulations of the votes at the meeting are as follows:

Election of Directors:

	Number of Votes	Number of Votes
Name of Nominee	Voted For	Withheld
James H. Long	4,887,935	142,249
Donald R. Chadwick	4,887,435	142,749
Cary M. Grossman	4,966,234	63,950
John B. Cartwright	4,954,343	75,841

Amendment to the Incentive Plan:

	Number of Votes	Number of Votes	Number of Votes	Broker
	Voted For	Voted Against	Withheld	Non-Vote
Amend the Incentive Plan	2,684,131	205,283	13,885	2,126,885

Item 9.01 Financials Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Third Amendment to I-Sector Corporation Incentive Plan

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2005

I-SECTOR CORPORATION
/s/ Brian Fontana
Brian Fontana
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Third Amendment to I-Sector Corporation Incentive Plan